Rackspace Hosting Reports Second Quarter 2010 Results

For the quarter ended June 30, 2010:

•	Net revenue of $187.3 million grew 23.2% year-over-year and 4.8% from Q1 2010
•	Adjusted EBITDA (1) of $62.2 million grew 29.2% year-over-year and 4.7% from Q1 2010
•	Achieved adjusted EBITDA margin of 33.2%, up from 31.7% year-over-year and in-line with Q1 2010
•	Net income of $11.2 million grew 60.2% year-over-year and 14.1% from Q1 2010
•	Generated $15.4 million of Adjusted Free Cash Flow for the quarter and $16.9 million for the first six months of 2010

SAN ANTONIO – August 9, 2010 – Rackspace® Hosting, Inc. (NYSE: RAX), the world's leader in the hosting and cloud computing industry, announced financial results for the quarter ended June 30, 2010.

Net revenue for the second quarter of 2010 was $187.3 million, up 4.8% from the previous quarter and up 23.2% from the second quarter of 2009.  Net revenue for the second quarter of 2010 was negatively impacted by currency exchange rates when compared to the first quarter of 2010, but was favorably impacted when compared to the second quarter of 2009.

Changes in currency exchange rates had a negative impact on net revenue of $2.0 million quarter-over-quarter, and a positive impact on net revenue of $1.7 million on a year-over-year basis.

Managed hosting revenue for the quarter increased to $164.1 million, up from $159.5 million in the first quarter of 2010.  Cloud revenue increased to $23.2 million in the quarter, up from $19.3 million in the previous quarter.

Total server count increased to 61,874, up from 59,876, servers at the end of the first quarter of 2010, and total customers increased to 108,023, up from 99,446 at the end of the previous quarter.

“Looking at our performance in the first two quarters of the year, it is clear that we are delivering on our financial plan.  Our subscription revenue model gives us lots of stability, and we are optimistic that we will continue delivering on our goals,” said Lanham Napier, president and chief executive officer.

Adjusted EBITDA for the quarter was $62.2 million, a 4.7% increase compared to the first quarter of 2010 and a 29.2% increase compared to the second quarter of 2009.  The adjusted EBITDA margin for the quarter was 33.2%, in line with 33.2% in the previous quarter and up from 31.7% in the second quarter of 2009.  Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $1.3 million for the quarter relating to operating leases.

Net income was $11.2 million for the quarter, up 14.1% from the previous quarter and up 60.2% from the second quarter of 2009.  Net income margin for the quarter was 6.0% compared to 5.5% for the previous quarter and 4.6% in the second quarter of 2009.

“With the first two quarters of the year completed, we feel optimistic that we will deliver on our financial goals for 2010.  As we look out toward the last two quarters, we remain focused on growing revenue while maintaining our current margin profile,” said Bruce Knooihuizen, chief financial officer.

Cash flow from operating activities was $52.0 million for the second quarter of 2010. Capital expenditures were $44.8 million, including $29.6 million for purchases of customer gear, $6.0 million for data center build outs, $1.3 million for office build outs, and $8.0 million for capitalized software and other projects.  For the full year of 2010, the company continues to expect total capital expenditures of $185 to $235 million.

Adjusted free cash flow (1) for the quarter was $15.4 million.

At the end of the second quarter of 2010, cash and cash equivalents were $148.5 million. Included in that amount are investments in money market funds in the amount of $60.7 million. Debt obligations totaled $169.8 million consisting of $115.5 million related to capital leases and $54.3 million related to current and non-current debt. $50.0 million of non-current debt is related to borrowings on the company’s line of credit. The company has an additional $194.4 million available for future borrowings on the company’s line of credit.

On a worldwide basis, Rackspace employed 3,002 Rackers as of June 30, 2010, up from 2,905 Rackers as of March 31, 2010 and 2,648 Rackers as of June 30, 2009.

Rackspace Developments and Business Highlights

•
Launch of OpenStack™ Project:  In July, Rackspace announced the launch of OpenStack, an open-source cloud platform designed to foster the emergence of technology standards and cloud interoperability. Rackspace  has made the core code that powers its Cloud Files available publicly through the OpenStack project and intends to make the core code that powers its Cloud Servers public cloud offering available later this year. The project will also incorporate technology that powers the NASA Nebula Cloud Platform. Rackspace and NASA plan to actively collaborate on joint technology development and leverage the efforts of open-source software developers worldwide.

•
Accelerating Traction with Channel Partners:  During the second quarter Rackspace continued to expand its Channel Partner program through the signing of a distribution agreement with Ingram Micro Inc.  The agreement will bring Rackspace’s managed hosting and cloud computing offerings to Ingram Micro’s growing base of North American channel partners through the new Seismic Cloud Conduit Program.  Seismic Cloud Conduit is a new services program designed to enable Ingram Micro's channel partners to take advantage of and maximize the business opportunities offered by cloud computing.  Rackspace is one of the first hosting providers to offer its services through a traditional distribution model allowing VARs, resellers and channel partners to embrace the shift in IT to cloud computing and realize new recurring revenue streams.

•
Accelerated Traction with Enterprise Customers: During the second quarter of 2010, Rackspace added several new enterprise customers to its installed base. Additionally, Vodafone, our largest customer out of the UK region, awarded Rackspace a five year contract.

Conference Call and Webcast

Management will host a conference call to discuss its second quarter 2010 financial results today at 4:30 p.m. EST. To access the conference call, please dial 877-718-5101 from the United States or dial 719-325-4791 from abroad and reference pass code 7346462. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting
Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010 and in Rackspace Hosting’s Form 10-Q for the quarter ended June 30, 2010 that will be filed on August 9, 2010. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Ferry
210-312-5230	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2009	2010	2010	2009	2010
Net revenue	$151,995	$178,805	$187,314	$297,072	$366,119
Costs and expenses:
Cost of revenue	48,235	57,007	61,470	94,445	118,477
Sales and marketing	19,080	21,977	23,285	39,582	45,262
General and administrative	41,566	46,395	46,737	79,106	93,132
Depreciation and amortization	29,711	36,698	37,991	57,515	74,689
Total costs and expenses	138,592	162,077	169,483	270,648	331,560
Income from operations	13,403	16,728	17,831	26,424	34,559
Other income (expense):
Interest expense	(2,172)	(2,144)	(1,875)	(4,707)	(4,019)
Interest and other income (expense)	(267)	185	814	(358)	999
Total other income (expense)	(2,439)	(1,959)	(1,061)	(5,065)	(3,020)
Income before income taxes	10,964	14,769	16,770	21,359	31,539
Income taxes	3,973	4,957	5,572	7,780	10,529
Net income	$6,991	$9,812	$11,198	$13,579	$21,010

Net income per share
Basic	$0.06	$0.08	$0.09	$0.11	$0.17
Diluted	$0.06	$0.07	$0.08	$0.11	$0.16

Weighted average number of shares outstanding
Basic	120,214	123,981	124,592	118,918	124,288
Diluted	126,442	132,439	132,660	124,007	132,562

Consolidated Balance Sheets
(In thousands)	December 31,	June 30,
	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,425	$148,496
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,298 as of December 31, 2009
and $3,402 as of March 31, 2010	38,732	43,577
Income taxes receivable	7,509	10,801
Deferred income taxes	9,764	7,894
Prepaid expenses and other current assets	10,239	10,901
Total current assets	191,669	221,669

Property and equipment, net	432,971	456,650
Goodwill	22,329	23,329
Intangible assets, net	10,790	7,879
Other non-current assets	10,886	10,930
Total assets	$668,645	$720,457

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,773	$97,711
Current portion of deferred revenue	17,113	14,996
Current portion of obligations under capital leases	46,415	51,549
Current portion of debt	4,893	2,589
Total current liabilities	158,194	166,845

Non-current deferred revenue	2,331	1,644
Non-current obligations under capital leases	63,287	63,959
Non-current debt	52,791	51,750
Non-current deferred income taxes	30,850	22,796
Other non-current liabilities	11,765	15,469
Total liabilities	319,218	322,463

Commitments and Contingencies

Stockholders' equity:
Common stock	124	125
Additional paid-in capital	251,337	284,912
Accumulated other comprehensive loss	(10,257)	(16,276)
Retained earnings	108,223	129,233
Total stockholders’ equity	349,427	397,994
Total liabilities and stockholders’ equity	$668,645	$720,457

Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2010	2010	2009	2010
Cash Flows From Operating Activities
Net income	$6,991	$9,812	$11,198	$13,579	$21,010
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation and amortization	29,711	36,698	37,991	57,515	74,689
Loss on disposal of equipment, net	311	148	126	487	274
Provision for bad debts and customer credits	4,073	536	848	6,382	1,384
Deferred income taxes	2,810	(1,721)	(4,911)	5,317	(6,632)
Deferred rent	231	1,804	1,316	124	3,120
Share-based compensation expense	5,017	5,978	6,376	9,254	12,354
Other non-cash compensation expense	324	104	105	409	209
Excess tax benefits from share-based compensation arrangements	-	(7,015)	(8,438)	-	(15,453)
Changes in certain assets and liabilities
Accounts receivables	(6,522)	(1,366)	(5,362)	(12,858)	(6,728)
Income taxes receivable	(778)	3,770	8,215	(1,035)	11,985
Accounts payable and accrued expenses	18,605	3,407	6,454	12,054	9,861
Deferred revenue	(1,096)	(1,074)	(1,351)	(792)	(2,425)
All other operating activities	(1,628)	(188)	(605)	(1,588)	(793)
Net cash provided by operating activities	58,049	50,893	51,962	88,848	102,855

Cash Flows From Investing Activities
Purchases of property and equipment, net	(31,027)	(39,622)	(29,050)	(56,616)	(68,672)
Earnout payments for acquisitions	(5,622)	-	(490)	(5,622)	(490)
Other investing activities	-	-	(75)	-	(75)
Net cash used in investing activities	(36,649)	(39,622)	(29,615)	(62,238)	(69,237)

Cash Flows From Financing Activities
Principal payments of capital leases	(11,084)	(12,796)	(12,957)	(20,922)	(25,753)
Principal payments of notes payable	(3,776)	(840)	(2,505)	(4,527)	(3,345)
Payments on line of credit	-	-	-	(100,000)	-
Payments for debt issuance costs	(328)	-	-	(328)	-
Proceeds from employee stock plans	3,995	2,262	2,788	6,230	5,050
Excess tax benefits from share-based compensation arrangements	-	7,015	8,438	-	15,453
Net cash used in financing activities	(11,193)	(4,359)	(4,236)	(119,547)	(8,595)

Effect of exchange rate changes on cash and cash equivalents	2,650	(1,040)	(912)	2,407	(1,952)

Increase (decrease) in cash and cash equivalents	12,857	5,872	17,199	(90,530)	23,071

Cash and cash equivalents, beginning of period	135,020	125,425	131,297	238,407	125,425

Cash and cash equivalents, end of period	$147,877	$131,297	$148,496	$147,877	$148,496

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$23,637	$15,766	$15,793	$35,320	$31,559

Shares issued in business combinations	$1,115	$-	$510	$1,880	$510
Cash payments for interest, net of amount capitalized	$2,116	$2,144	$1,861	$4,857	$4,005
Cash payments for income taxes	$2,179	$3,414	$8,525	$2,938	$11,939

Key Metrics – Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized	June 30,	September 30,	December 31,	March 31,	June 30,
net revenue per average technical square foot)	2009	2009	2009	2010	2010
Growth
Managed hosting customers at period end	19,363	19,328	19,304	19,366	19,433
Cloud customers at period end**	51,440	61,616	71,621	80,080	88,590
Number of customers at period end	70,803	80,944	90,925	99,446	108,023

Managed hosting, net revenue	$138,943	$147,065	$152,394	$159,536	$164,094
Cloud, net revenue	$13,052	$15,334	$17,122	$19,269	$23,220
Net revenue	$151,995	$162,399	$169,516	$178,805	$187,314
Revenue growth (year over year)	16.2%	17.4%	18.4%	23.2%	23.2%

Net upgrades (monthly average)	1.2%	1.2%	1.3%	1.1%	1.4%
Churn (monthly average)	-1.0%	-1.1%	-0.8%	-0.9%	-0.9%
Growth in installed base (monthly average) *	0.2%	0.1%	0.4%	0.2%	0.5%

Number of employees (Rackers) at period end	2,648	2,730	2,774	2,905	3,002
Number of servers deployed at period end	52,269	54,655	56,671	59,876	61,874

Profitability
Income from operations	$13,403	$13,128	$15,689	$16,728	$17,831
Depreciation and amortization	$29,711	$32,696	$35,018	$36,698	$37,991
Share-based compensation expense
Cost of revenue	$675	$778	$768	$969	$1,163
Sales and marketing	$721	$826	$639	$880	$1,100
General and administrative	$3,621	$4,008	$3,851	$4,129	$4,113
Total share-based compensation expense	$5,017	$5,612	$5,258	$5,978	$6,376
Adjusted EBITDA (1)	$48,131	$51,436	$55,965	$59,404	$62,198

Adjusted EBITDA margin (1)	31.7%	31.7%	33.0%	33.2%	33.2%

Operating income margin	8.8%	8.1%	9.3%	9.4%	9.5%

Income from operations	$13,403	$13,128	$15,689	$16,728	$17,831
Effective tax rate	36.2%	33.9%	34.0%	33.6%	33.2%
Net operating profit after tax (NOPAT) (1)	$8,551	$8,678	$10,355	$11,107	$11,911

NOPAT margin	5.6%	5.3%	6.1%	6.2%	6.4%

Capital efficiency and returns
Interest bearing debt	$210,284	$167,976	$167,386	$169,517	$169,847
Stockholders' equity	$308,823	$330,392	$349,427	$370,425	$397,994
Less: Excess cash	$(129,638)	$(83,462)	$(105,083)	$(109,840)	$(126,018)
Capital base	$389,469	$414,906	$411,730	$430,102	$441,823
Average capital base	$378,123	$402,188	$413,318	$420,916	$435,963
Capital turnover (annualized)	1.61	1.62	1.64	1.70	1.72

Return on capital (annualized) (1)	9.0%	8.6%	10.0%	10.6%	10.9%

Capital expenditures
Purchases of property and equipment, net	$31,027	$26,024	$34,652	$39,622	$29,050
Vendor financed equipment purchases	$23,637	$20,664	$12,398	$15,766	$15,793
Total capital expenditures	$54,664	$46,688	$47,050	$55,388	$44,843

Customer gear	$32,448	$28,705	$28,421	$32,488	$29,589
Data center build outs	$13,914	$4,028	$7,880	$16,644	$5,955
Office build outs	$1,651	$5,432	$5,350	$1,220	$1,306
Capitalized software and other projects	$6,651	$8,523	$5,399	$5,036	$7,993
Total capital expenditures	$54,664	$46,688	$47,050	$55,388	$44,843

Infrastructure capacity and utilization
Technical square feet of data center space at period end ***	177,371	167,821	162,848	169,998	169,998
Annualized net revenue per average technical square foot ***	$3,631	$3,764	$4,101	$4,298	$4,407
Utilization rate at period end	59.8%	62.3%	65.3%	66.5%	69.1%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
*** Technical square footage excludes 30,250 square feet and 4,400 square feet for unused portions of the Chicago and
Northern Virginia facilities, respectively.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010

Net revenue	$151,995	$162,399	$169,516	$178,805	$187,314
Costs and expenses:
Cost of revenue	48,235	53,093	53,405	57,007	61,470
Sales and marketing	19,080	19,860	20,016	21,977	23,285
General and administrative	41,566	43,622	45,388	46,395	46,737
Depreciation and amortization	29,711	32,696	35,018	36,698	37,991
Total costs and expenses	138,592	149,271	153,827	162,077	169,483
Income from operations	13,403	13,128	15,689	16,728	17,831
Other income (expense):
Interest expense	(2,172)	(2,147)	(2,096)	(2,144)	(1,875)
Interest and other income (expense)	(267)	523	90	185	814
Total other income (expense)	(2,439)	(1,624)	(2,006)	(1,959)	(1,061)
Income before income taxes	10,964	11,504	13,683	14,769	16,770
Income taxes	3,973	3,900	4,648	4,957	5,572
Net income	$6,991	$7,604	$9,035	$9,812	$11,198

	Three Months Ended
(Percent of net revenue)	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	31.7%	32.7%	31.5%	31.9%	32.8%
Sales and marketing	12.6%	12.2%	11.8%	12.3%	12.4%
General and administrative	27.3%	26.9%	26.8%	25.9%	25.0%
Depreciation and amortization	19.5%	20.1%	20.7%	20.5%	20.3%
Total costs and expenses	91.2%	91.9%	90.7%	90.6%	90.5%
Income from operations	8.8%	8.1%	9.3%	9.4%	9.5%
Other income (expense):
Interest expense	-1.4%	-1.3%	-1.2%	-1.2%	-1.0%
Interest and other income (expense)	-0.2%	0.3%	0.1%	0.1%	0.4%
Total other income (expense)	-1.6%	-1.0%	-1.2%	-1.1%	-0.6%
Income before income taxes	7.2%	7.1%	8.1%	8.3%	9.0%
Income taxes	2.6%	2.4%	2.7%	2.8%	3.0%
Net income	4.6%	4.7%	5.3%	5.5%	6.0%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.  See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
Net revenue	$151,995	$162,399	$169,516	$178,805	$187,314

Income from operations	$13,403	$13,128	$15,689	$16,728	$17,831

Net income	$6,991	$7,604	$9,035	$9,812	$11,198
Plus: Income taxes	3,973	3,900	4,648	4,957	5,572
Plus: Total other (income) expense	2,439	1,624	2,006	1,959	1,061
Plus: Depreciation and amortization	29,711	32,696	35,018	36,698	37,991
Plus: Share-based compensation expense	5,017	5,612	5,258	5,978	6,376
Adjusted EBITDA	$48,131	$51,436	$55,965	$59,404	$62,198

Operating income margin	8.8%	8.1%	9.3%	9.4%	9.5%

Adjusted EBITDA margin	31.7%	31.7%	33.0%	33.2%	33.2%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010
Income from operations	$13,403	$13,128	$15,689	$16,728	$17,831
Effective tax rate	36.2%	33.9%	34.0%	33.6%	33.2%
Net operating profit after tax (NOPAT)	$8,551	$8,678	$10,355	$11,107	$11,911

Net income	$6,991	$7,604	$9,035	$9,812	$11,198

Total assets at period end	$656,793	$625,330	$668,645	$691,729	$720,457
Less: Excess cash	(129,638)	(83,462)	(105,083)	(109,840)	(126,018)
Less: Accounts payable and accrued expenses	(87,316)	(77,108)	(89,773)	(92,828)	(97,711)
Less: Deferred revenue (current and non-current)	(20,011)	(18,222)	(19,444)	(18,044)	(16,640)
Less: Other non-current liabilities and deferred income taxes	(30,359)	(31,632)	(42,615)	(40,915)	(38,265)
Capital base	$389,469	$414,906	$411,730	$430,102	$441,823

Average total assets	$629,114	$641,062	$646,988	$680,187	$706,093
Average capital base	$378,123	$402,188	$413,318	$420,916	$435,963

Return on assets (annualized)	4.4%	4.7%	5.6%	5.8%	6.3%
Return on capital (annualized)	9.0%	8.6%	10.0%	10.6%	10.9%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash refunds (payments) for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated, and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc.  Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Six Months Ended
(In thousands)	June 30, 2010	June 30, 2010
	(Unaudited)
Adjusted EBITDA	$62,198	$121,602
Non-cash deferred rent	1,316	3,120
Total capital expenditures	(44,843)	(100,231)
Cash payments for interest, net	(1,831)	(3,928)
Cash payments for income taxes, net	(1,415)	(3,699)
Adjusted free cash flow	$15,425	$16,864

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity.  Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

(Dollars in thousands)	As of June 30,
	2010
	(Unaudited)
Obligations under capital leases	$115,508
Debt	54,339
Total debt	$169,847
Less: Cash and cash equivalents	(148,496)
Net debt	$21,351
Adjusted EBITDA (trailing twelve months)	$229,003

Net leverage	0.09	x